Exhibit 99.1

Contact:	Envision Healthcare Holdings, Inc.	AMSURG Corp.
	Bob Kneeley	Claire M. Gulmi
	Vice President, Investor Relations	Executive Vice President and
	303-495-1245	Chief Financial Officer
615-665-1283

ENVISION AND AMSURG ANNOUNCE PRICING

OF $550 MILLION SENIOR NOTES OFFERING BY NEW AMETHYST CORP.

(TO BE RENAMED ENVISION HEALTHCARE CORPORATION)

Greenwood Village, Colorado & Nashville, Tennessee (November 16, 2016) – In connection with the proposed merger of Envision Healthcare Holdings, Inc. (NYSE: EVHC, “Envision”) and AmSurg Corp. (NASDAQ: AMSG, “AMSURG”) (the “Merger”), Envision and AMSURG today announced that New Amethyst Corp., to be renamed Envision Healthcare Corporation (the “Company”), a wholly owned subsidiary of AMSURG that will survive the Merger, has priced the private offering of $550 million aggregate principal amount of its 6.25% Senior Notes due 2024 (the “Notes”). The offering is expected to close on December 1, 2016, subject to customary closing conditions. If the closing of the Notes occurs prior to the date of the completion of the Merger, the proceeds of the offering of the Notes will be deposited into an escrow account pending the consummation of the Merger.

The Company intends to use the net proceeds from the offering, together with borrowings of $3.495 billion expected to be made under a new term loan facility to be entered into by Envision Healthcare Corporation (“EHC”), an indirect wholly owned subsidiary of Envision, (i) to repay EHC’s existing indebtedness under its term loan and asset-based facilities, (ii) to purchase or redeem AMSURG’s 5.625% senior notes due 2020, (iii) to repay AMSURG’s existing indebtedness under its term loan and revolving loan facilities, (iv) to pay transaction fees and expenses and (v) for working capital. Upon the consummation of the Merger, the Company will assume the obligations of EHC under the new term loan facility, and the Notes will be guaranteed by the Company’s domestic subsidiaries that will guarantee the new term loan facility.

This press release does not constitute an offer to sell or the solicitation of an offer to buy any of the Notes (and the guarantees) or any other securities, nor will there be any sale of the Notes (or any guarantees) or any other securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction. The Notes (and the guarantees) will be offered and sold in reliance on an exemption from the registration requirements provided by Rule 144A under the Securities Act of 1933 (the “Securities Act”) and to non-U.S. persons outside the United States pursuant to Regulation S under the Securities Act. None of the Notes and such guarantees have been registered under the Securities Act or the securities laws of any state or other jurisdiction, and the Notes (and such guarantees) may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and the securities laws of any applicable state or other jurisdiction. There can be no assurance that the proposed offering of Notes will be completed. This press release is being issued pursuant to Rule 135c promulgated under the Securities Act.

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Envision and AMSURG Announce Pricing of $550 Million Senior Notes Offering

    by New Amethyst Corp. (to be Renamed Envision Healthcare Corporation)

November 16, 2016

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the federal securities laws, including statements related to the offering of the Notes and the related refinancing transactions, and the completion of the Merger, which are based on current expectations, forecasts and assumptions that involve risks and uncertainties that could cause actual outcomes and results to differ materially. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. In some cases, you can identify forward-looking statements by the use of forward-looking terminology such as “may,” “will,” “should,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” or “predicts,” or the negative of these words or phrases or similar words or phrases, which are predictions of or indicate future events or trends and which do not relate solely to historical matters. While forward-looking statements reflect Envision’s and AMSURG’s good faith beliefs, assumptions and expectations, they are not guarantees of future performance. Furthermore, Envision and AMSURG disclaim any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, of new information, data or methods, future events or other changes. These forward-looking statements are based on a variety of assumptions that may not be realized and that are subject to significant risks and uncertainties as well as risks and uncertainties referenced from time to time in Envision’s and AMSURG’s filings with the Securities and Exchange Commission.

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